EX-10.5

                                  EXHIBIT 10.5

                          BREMER FINANCIAL CORPORATION

                   1996 LONG-TERM INCENTIVE COMPENSATION PLAN

                                 Group President
                             Chief Operating Officer



Contained herein is a detailed outline of the Long-Term Executive Incentive Compensation Plan which has been designed for the Group Presidents and Chief Operating Officer.

A.       Purpose

         1) To provide a long-term incentive award to the participants for the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities that will have an impact on the Corporation's long-term financial well-being. Those activities include long term profitability, growth through acquisitions, and maximization of efficiencies resulting in high productivity.

B.       Eligibility

         1) The Group Presidents and Chief Operating Officer are the participants in this plan.

C.       Plan Years

         1) The Executive Incentive Compensation program will begin on January 1, 1996 and will end on December 31, 1998.

D.       Payment of Award

         1) At the end of 1997, formal reviews will be conducted by the President and CEO of Bremer Financial Corporation to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, an award will be approved.

         2) Award payments will be made in the first quarter of 1999, or may be deferred.

E.       Potential Awards

         1) A target (planned) and maximum potential awards, stated as a percentage of base salary will be:

                       Target                              Maximum
                       ------                              -------
                         45%                                 105%

F.       Performance Measures and Determination of Award

         Return on Realized Equity

         100% of the target award will be based upon the simple average of the Corporate RORE(1) for the years of 1996, 1997, and 1998. When performance falls between the RORE percentages shown, interpolation will be used to determine the actual percentage of salary to be awarded. Base salary as of December 31, 1998 will be utilized.


                 RORE                    Percentage Award

                13.00                           25.0%
                14.50          TARGET           45.0%
                16.50 and over                 105.0%


                (1) RORE excludes from equity the FAS 115 net unrealized gain or loss on securities available for sale.

G.       Administration

         1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

H.       Administrative Procedures

         1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board of Directors of Bremer Financial Corporation. However, the size of their award will be prorated by the number of months they were eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid 1995 so s/he has
                    eighteen (18) months of eligible service.
                  - Calculated incentive award is $100,000
                  - $100,000 X 18/36 = $50,000

         2) Terminations -- If the eligible participant terminates during the three-year plan. the incentive award will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary termination without cause -- incentive award prorated by number of months service during current incentive plan year.
                  - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan 3 year period.

         3) Change in Position -- If the eligible participant has a change in position during the three-year plan, their incentive award calculated under both plan award levels and prorated by the months of service at each level

         4) Interpolation -- When actual performance falls between threshold, target, and maximum, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for any year within the three year plan is less than fully competent, the President and CEO of Bremer Financial Corporation has the authority to reduce partially or totally the incentive payout that would be normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The President and CEO of Bremer Financial Corporation has the authority to determine and approve all such exceptions.

J.       Amendment and termination

         1) The Board of Directors of Bremer Financial Corporation may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board of Directors of Bremer Financial Corporation may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.

_______________________________________
NAME

                         CALCULATION OF INCENTIVE AWARD
                         ------------------------------
                              Plan Year 1996 - 1998
                                                            Percentage of Salary
                                                               To Be Awarded
F-1 - Return on Realized Equity                             --------------------
-------------------------------
         a.       1996______________________%
         b.       1997 _____________________%
         c.       1998 _____________________%

         Simple average equals      a + b + c                 ________________%
                                    ---------
                                        3


X 12/31/98 Salary                                            $__________________

= 1996-1998 INCENTIVE AWARD                                  $__________________




Approved:

____________________________              ______________________________________
           Date                                   President and CEO, BFC